LEGG MASON PARTNERS INVESTMENT FUNDS, INC.

LMP Government Securities Fund Inc.

Sub-Item 77C

Registrant incorporates by reference Registrant's
Additional definitive proxy soliciting
materials and rule 14(a)(12) material
dated January 12, 2007 filed on January 12, 2007.
(Accession No. 0001193125-07-005917)